Exhibit 20.3
Page 1 of 3

Navistar Financial 1994-B Owner Trust
For the Month of January 1996
Distribution Date of February 15, 1996

Original Pool Amount                  $215,029,773.64

Beginning Pool Balance                $117,659,860.22
Beginning Pool Factor                       0.5471794

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $5,718,926.23
  Interest Collected                      $813,552.88

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $46,638.31
Total Additional Deposits                  $46,638.31

Repos/Chargeoffs                          $333,162.88
Aggregate Number of Notes Charged Off              20

Total Available Funds                   $6,500,458.94

Ending Pool Balance                   $111,686,429.59
Ending Pool Factor                          0.5193998

Servicing Fee                              $98,049.88

Repayment of Servicer Advances             $78,658.48

Reserve Account:
  Beginning Balance                     $7,484,454.16
  Target Percentage                              6.50%
  Target Balance                        $7,259,617.92
  Minimum Balance                       $4,300,595.47
  (Release)/Deposit                      $(224,836.23)
  Ending Balance                        $7,259,617.93

                                            Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             794,298.98      622
    31-60 days                             163,782.15      136
    60+ days                                27,323.89       23

    Total                                  985,405.02      635

  Balances:
    60+ days                               430,018.74       23

Memo Item - Reserve Account

  Prior Month                           $7,647,890.92
  + Invest. Income                          33,720.50
  - Transfer to Collection Account        (197,157.26)
    Beginning Balance                   $7,484,454.16

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Month of January 1996

                                        TOTAL            NOTES        CERTIFICATES
Original
 Pool Amount Dist.:                $215,029,773.64  $207,503,000.00  $7,526,773.64
 Distribution Percentages                                    96.50%          3.50%
 Coupon                                                      6.400%         6.625%

Beginning Pool Balance             $117,659,860.22
Ending Pool Balance                $111,686,429.59

Collected Principal                  $5,640,267.75
Collected Interest                     $813,552.88
Charge-Offs                            $333,162.88
Liquidation Proceeds/Recoveries         $46,638.31
Servicing                               $98,049.88
Cash Transfer from Reserve Account     $197,157.26
  Total Collections Available
    for Debt Service                 $6,599,566.32

Beginning Balance                  $117,256,135.32  $113,151,439.02  $4,104,696.30
Interest Due                           $626,135.68      $603,474.34     $22,661.34
Interest Paid                          $626,135.68      $603,474.34     $22,661.34
Principal Due                        $5,973,430.63    $5,764,360.56    $209,070.07
Principal Paid                       $5,973,430.63    $5,764,360.56    $209,070.07

Ending Balance                     $111,282,704.69  $107,387,078.46  $3,895,626.23
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                 0.5175206067   0.5175692027

Total Distributions                  $6,599,566.31    $6,367,834.90    $231,731.41

Interest Shortfall                           $0.00            $0.00          $0.00
Principal Shortfall                          $0.00            $0.00          $0.00
 Total Shortfall (required from Reserve)     $0.00            $0.00          $0.00

Excess Servicing                             $0.00

Beginning Reserve Account Balance    $7,484,454.16
(Release)/Draw                        $(224,836.23)
Ending Reserve Account Balance       $7,259,617.93

Memo Item - Advances:
 Servicer Advances - Current Month     $(78,658.48)
 Total Outstanding Servicer Advances $2,235,305.53

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994-B Owner Trust
For the Month of January 1996

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5               4               3                2                 1
                             Sep 1995        Oct 1995        Nov 1995         Dec 1995          Jan 1996
Beg. Pool Balance        $138,462,514.30  $132,443,097.54  $126,739,083.43  $122,207,677.35  $117,659,860.22


A) Loss Trigger:
Principal of Contracts
  Charged off                 $87,273.86      $186,810.70       $29,858.29       $87,766.09      $333,162.88
Recoveries                   $107,998.09      $216,366.65      $170,123.10       $73,046.34       $46,638.31

Total Charged off
  (Months 5,4,3)             $303,942.85
Total Recoveries
  (Months 3,2,1)              289,807.75
Net Loss/(Recoveries)
  for 3 Mos.                  $14,135.10(a)

Total Balance
  (Months 5,4,3)         $397,644,695.27(b)

Loss Ratio [(a/b)(12)]           0.0427%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
   60+ days                                              $1,449,407.12    $523,816.01    $430,018.74
  As % of Beginning
    Pool Balance                                              1.14361%       0.42863%       0.36548%
  Three Month Average                                         0.53693%       0.54864%       0.64591%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer